                                                                    EXHIBIT 10.8





                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                          SNELLING AND SNELLING, INC.

                                      AND

                            ROBERT O. SNELLING, JR.


                         Effective: December 1, 1996

                              EMPLOYMENT AGREEMENT

                               TABLE OF CONTENTS


1.       Employment   . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.       Duties and Functions as Employee   . . . . . . . . . . . . . . .    1
         A.      Positions  . . . . . . . . . . . . . . . . . . . . . . .    1
         B.      General Duties and Functions as Employee   . . . . . . .    1

3.       Extent of Employee Services  . . . . . . . . . . . . . . . . . .    1

4.       Satisfaction of Employer   . . . . . . . . . . . . . . . . . . .    2

5.       Employee's Compensation and Benefits   . . . . . . . . . . . . .    2
         A.      Base Salary  . . . . . . . . . . . . . . . . . . . . . .    2
         B.      Annual Performance Bonus   . . . . . . . . . . . . . . .    2
         C.      Stock Options  . . . . . . . . . . . . . . . . . . . . .    4
         D.      Home Office  . . . . . . . . . . . . . . . . . . . . . .    4
         E.      Other Benefits   . . . . . . . . . . . . . . . . . . . .    4

6.       Employee Covenants   . . . . . . . . . . . . . . . . . . . . . .    4
         A.      Employee Representations   . . . . . . . . . . . . . . .    5
         B.      Non-Competition  . . . . . . . . . . . . . . . . . . . .    7
         C.      Non-Interference   . . . . . . . . . . . . . . . . . . .    7
         D.      Disclosure of Information  . . . . . . . . . . . . . . .    7
         E.      Return of Records  . . . . . . . . . . . . . . . . . . .    8
         F.      Remedies   . . . . . . . . . . . . . . . . . . . . . . .    8

7.       Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

8.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         A.      Death  . . . . . . . . . . . . . . . . . . . . . . . . .    9
         B.      Disability   . . . . . . . . . . . . . . . . . . . . . .    9
         C.      Mutual Consent   . . . . . . . . . . . . . . . . . . . .   10
         D.      By Employee  . . . . . . . . . . . . . . . . . . . . . .   10
         E.      For "Good Cause"   . . . . . . . . . . . . . . . . . . .   10
         F.      December 31, 2006  . . . . . . . . . . . . . . . . . . .   10

9.       Payments upon Termination; Severance   . . . . . . . . . . . . .   11
         A.      Death  . . . . . . . . . . . . . . . . . . . . . . . . .   11
         B.      Disability   . . . . . . . . . . . . . . . . . . . . . .   11
         C.      Mutual Consent   . . . . . . . . . . . . . . . . . . . .   11





EMPLOYMENT AGREEMENT               -i-

         D.      By Employee  . . . . . . . . . . . . . . . . . . . . . .   11
         E.      For Good Cause   . . . . . . . . . . . . . . . . . . . .   11
         F.      Expiration of Agreement  . . . . . . . . . . . . . . . .   11
         G.      Additional Benefits  . . . . . . . . . . . . . . . . . .   12
         H.      Change in Control  . . . . . . . . . . . . . . . . . . .   12

10.      References and Gender  . . . . . . . . . . . . . . . . . . . . .   13

11.      Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

12.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

13.      Insurance; Medical Exam  . . . . . . . . . . . . . . . . . . . .   14

14.      Invalid Provisions   . . . . . . . . . . . . . . . . . . . . . .   14

15.      Nonassignability   . . . . . . . . . . . . . . . . . . . . . . .   14

16.      Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . .   14

17.      Laws Governing   . . . . . . . . . . . . . . . . . . . . . . . .   14

18.      Succession   . . . . . . . . . . . . . . . . . . . . . . . . . .   15

19.      Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . .   15

20.      Waivers and Consents   . . . . . . . . . . . . . . . . . . . . .   15

21.      Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . .   15





EMPLOYMENT AGREEMENT                -ii-

                             EMPLOYMENT AGREEMENT



         This Agreement made this 30th day of December, 1996, effective as of December 1, 1996, by and between Snelling and Snelling, Inc., a Pennsylvania corporation (the "Employer") and Robert O. Snelling, Jr. ("Employee").

                                R E C I T A L S:

A.  Employee desires employment as an Employee of the Employer.

B. The Employer desires to employ Employee under the terms and conditions hereof.

C. In consideration of the mutual covenants herein contained, the parties agree as follows:

                                   AGREEMENT

         1. EMPLOYMENT. The Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions of this Agreement.

         2. DUTIES AND FUNCTIONS AS EMPLOYEE. Employee is engaged by the Employer to perform the following duties and functions:

                 A. POSITIONS. Employee will serve as Vice Chairman of the Board of Directors and Senior Vice President.

                 B. GENERAL DUTIES AND FUNCTIONS AS EMPLOYEE. Employee agrees to render to Employer his services as Vice Chairman of the Board of Directors and Senior Vice President and his duties will be those customarily performed by persons acting in such capacity of a company of a size and nature comparable to Employer and those designated by the Chief Executive Officer or the Board of Directors of the Employer (the "Board") consistent with the position of Vice Chairman. Employee shall also serve, upon request and without additional compensation, as an officer or director, or both, of any subsidiary, division or affiliate of the Employer or any other entity in which the Employer holds an equity interest.

         3. EXTENT OF EMPLOYEE SERVICES. Employee shall devote his full working time, attention, efforts, and energies to the business and affairs of the Employer and its affiliated companies. Employee during the term of this Agreement shall not engage in any other business activity similar to the Employer's business without the Employer's consent, whether or not that business activity is pursued for gain, profit, or other pecuniary advantages, nor shall Employee be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, investor, or in any other form or capacity in such other business; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his personal funds in securities of any corporation whose securities are regularly traded on any public exchange or regulated market of which Employee, after any





EMPLOYMENT AGREEMENT                 -1-
such investment, owns less than one percent (1%) of any class of such corporation's outstanding securities. Notwithstanding the foregoing, Employee may, with the permission of the Board, sit on the boards of corporations (public and private) and devote time and attention to nonprofit organizations and academic institutions, provided such activities shall be consistent with Employee's commitments to the Employer and not affect Employee's performance of Employee's obligations under this Agreement. During the term of Employee's employment, Employee's principal residence shall be in Dallas County, Texas, or a county contiguous thereto.

         4. SATISFACTION OF EMPLOYER. Employee agrees that he will faithfully, promptly, and to the best of his ability, experience, and talent, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof. Such duties shall be rendered at Dallas, Texas or a county contiguous thereto (the "Dallas Area"). Employee shall not be required to travel outside of the Dallas Area with respect to the performance of his services under this Agreement in excess of 10% of his time incurred in performing such services.

         5. EMPLOYEE'S COMPENSATION AND BENEFITS. For all services rendered by Employee during his employment hereunder, the Employer shall compensate Employee as follows:

                 A. BASE SALARY. During the term of Employee's employment with Employer pursuant to this Agreement, the Employer shall pay Employee for his services a minimum annual base salary of $175,000, payable in accordance with the Employer's payroll practices as in effect from time to time, and subject to such withholding as is required by law. Employee's base salary will be reviewed annually and subject to increase at the discretion of the Board. Employee's annual base salary in effect from time to time, exclusive of any other compensation hereunder, is hereinafter called "Base Salary".

                 B. ANNUAL PERFORMANCE BONUS. In addition to Base Salary, Employee shall receive an "Annual Performance Bonus" (herein so called), which shall be the greater of (1) an amount determined by the Board of Directors of Employer at the end of a fiscal year, or (2) the amount determined in accordance with the following formulation:

                          (1) FORMULATION. The Annual Performance Bonus will be determined from Employer's earnings before state and federal taxes ("Before Tax Earnings"). The Board shall each year during the term of this Agreement establish a Performance Bonus Criteria (herein so called) which shall be Employer's budgeted Before Tax Earnings for that year and which shall not be less than the Performance Bonus Criteria for the immediately preceding year.

                                  (a) If Before Tax Earnings are less than 80% of Performance Bonus Criteria, Employee shall earn no Annual
                                           Performance Bonus.  If Before Tax
                                           Earnings are equal to at least 80%
                                           of the Performance Bonus Criteria,
                                           Employee shall earn an





EMPLOYMENT AGREEMENT                 -2-

                                           Annual Performance Bonus as
                                           determined under Paragraphs
                                           5(B)(1)(b), (c) and (d) below, as
                                           applicable.

                                  (b)      If Before Tax Earnings are 80%-99%
                                           of the Performance Criteria,
                                           Employee shall earn an Annual
                                           Performance Bonus in an amount
                                           ranging between 25% and 48.75 % of
                                           Employee's Base Salary, determined
                                           on a prorated basis.  For example,
                                           if Before Tax Earnings are 92% of
                                           the Performance Bonus Criteria,
                                           Employee shall earn an Annual
                                           Performance Bonus equal to 40% of
                                           Employee's Base Salary.

                                  (c) If Before Tax Earnings are 100%-119% of the Performance Criteria,
                                           Employee shall earn an Annual
                                           Performance Bonus in an amount
                                           ranging between 50% and 97.5% of
                                           Employee's Base Salary, determined
                                           on a prorated basis.  For example,
                                           if Before Tax Earnings are 110% of
                                           the Performance Criteria, Employee
                                           shall earn an Annual Performance
                                           Bonus equal to 75% of Employee's
                                           Base Salary.

                                  (d)      If Before Tax Earnings are 120% or
                                           greater of the Performance Bonus
                                           Criteria, Employee shall earn an
                                           Annual Performance Bonus equal to
                                           100% of Employee's Base Salary, plus
                                           an additional 2% of Employee's Base
                                           Salary for each 1% above 120% of the
                                           Performance Bonus Criteria.

                          (2)     SOURCE OF FINANCIAL INFORMATION AND
                                  CALCULATION. Before Tax Earnings shall be determined on an accrual basis based on the Employer's audited annual financial statements for its fiscal tax year. The determination of Employer's Before Tax earnings by the Employer's independent auditors will be final and binding on all parties.

                          (3) MID-YEAR CALCULATION. If employment is started or terminated during a fiscal year of the Employer and Employee is entitled to the Annual Performance Bonus hereunder, the Annual Performance Bonus determination will be made at the end of such fiscal year and prorated based on the number of days Employee was employed during that year; provided, in the case of Employee's termination of employment, Employee in his sole discretion may elect to determine the Annual Performance Bonus based on Before Tax





EMPLOYMENT AGREEMENT                 -3-

                                  Earnings annualized through the last day of the month preceding the date of Employee's termination of employment.

                          (4) PAYMENT. Except as otherwise provided for herein, the Annual Performance Bonus will be paid no later than 30 days following the independent auditor's completion of the Employer's audited annual financial statements.

                 C. STOCK OPTIONS. During Employee's employment under this Agreement, Employee will be eligible to participate in the Snelling and Snelling, Inc. 1996 Stock Option Plan or such other stock option plans as may be adopted by the Employer during the term of this Agreement (the "Stock Option Plan") at a level specified by the Board, or by a committee designated by the Board, when the Board (or committee) grants options to employees of the Employer. The terms of each option granted to Employee will be governed by the Stock Option Plan and the written option agreement entered into between the Employer and Employee in accordance with the Stock Option Plan.

                 D. HOME OFFICE. Upon the request of Employee at any time during the term of this Agreement, the Employer at its expense will equip a home office for Employee's use and fulfillment of his duties and functions hereunder. Such home office will be equipped as determined to be appropriate by the Employer, and shall include on-line electronic access to the files, records, internal and external communications and other information appropriate to assist Employee with the fulfillment of his duties hereunder. Employee agrees that as soon as practicable following termination of this Agreement, he shall return any and all equipment requested to be returned by the Employer and that his on-line access to the Employer's information shall cease.

                 E. OTHER BENEFITS. The Employer shall, at its expense, furnish Employee with such other benefits as are from time to time provided by the Employer for the benefit of its executives generally during the term of this Agreement, including, without limitation, vacation pay, an automobile allowance and fees for serving on the Board of Directors in amounts not less than the previous year. In addition, Employer shall at its expense provide the Employer with long-term disability insurance and umbrella liability insurance in amounts as determined by the Board and life insurance of two times Employee's compensation or such other amount as available to the Employer's employees under its group term life insurance program. All benefits provided to Employee shall be subject to the provisions of applicable law. During the term of this Agreement, the benefits provided to Employee for a particular year, or the economic equivalent thereof, shall not be less than the benefits provided to Employee for the immediately preceding year.

         6. EMPLOYEE COVENANTS. The parties recognize that the services to be rendered as an employee under this Agreement by Employee are special, unique, and of an extraordinary character and, therefore, Employee in consideration for the employment hereunder makes the following representations and covenants (the "Covenants") for the benefit of Employer.





EMPLOYMENT AGREEMENT                 -4-

                 A.       EMPLOYEE REPRESENTATIONS.

                          (1)     PROPRIETARY INFORMATION.   Employee is aware
                                  and acknowledges that Employer has developed a special competence in its Business (hereinafter defined) and has accumulated Confidential Information (hereinafter defined) not generally known to others in the field which is of unique value in the conduct and growth of Employer's Business and which Employer treats as proprietary.

                          (2) ACCESS TO CONFIDENTIAL INFORMATION. In the course of Employee's employment, Employee will be employed in a position or positions with Employer in which Employee may receive or contribute to the Confidential Information of Employer. Employee recognizes the optimum progress of Employer's Business cannot take place unless Confidential Information is entrusted to Employee.

                          (3)     PROTECTION OF GOODWILL.  Employee
                                  acknowledges that in the course of carrying out, performing, and fulfilling his responsibilities to Employer, Employee has and will have access to and be entrusted with Confidential Information relating to Employer's Business and Clients (hereinafter defined). Employee recognizes that (i) the goodwill of Employer depends upon, among other things, its keeping the Confidential Information confidential and that unauthorized disclosure of the Confidential Information would irreparably damage Employer, and (ii) disclosure of any Confidential Information to competitors of Employer or to the general public would be highly detrimental to Employer. Employee further acknowledges that in the course of performing his obligations to Employer, he will be a representative of Employer to many of Employer's Clients and in some instances Employer's primary contact with the Client, and as such will be responsible for maintaining or enhancing the business and goodwill of Employer with those Clients.

                          (4) MEANINGS OF TERMS. Employee acknowledges that the following terms shall have the following meanings:

                                  a.       BUSINESS shall mean Employer's
                                           present business of providing
                                           personnel services, including but
                                           not limited to, temporary help
                                           services, employee placement,
                                           employee search, employee leasing,
                                           and as such business may be expanded
                                           and diversified in the future
                                           through acquisitions by Employer or
                                           future development or
                                           diversification, including any
                                           business which Employer has targeted
                                           or





EMPLOYMENT AGREEMENT                 -5-
                                           discussed to be targeted by officers
                                           or board members for acquisition or
                                           entry during the Restricted Period
                                           (as defined below).

                                  b. EMPLOYER shall refer to Snelling and Snelling, Inc. and its subsidiaries and any other business or entity in which Employer has or acquires an equity interest.

                                  c.       CLIENTS means any individual,
                                           principal, proprietorship,
                                           partnership, corporation,
                                           association, or other entity that
                                           has been served by Employer as a
                                           customer or franchise during the
                                           term of Employee's employment,
                                           including those who were (or became)
                                           Client(s) of Employer at the time of
                                           (or at any time during) Employee's
                                           employment.

                                  d.       COMPETING BUSINESS means any
                                           business, firm, undertaking,
                                           company, or organization, other than
                                           Employer, which competes in any
                                           state in the United States in which
                                           the Employer's business is located
                                           (the "Restricted Area") with
                                           Employer's Business.

                                  e.       CONFIDENTIAL INFORMATION means
                                           information disclosed to or known to
                                           Employee as a direct or indirect
                                           consequence of, or through his
                                           employment with Employer, about
                                           Employer's business methods,
                                           operations, and services, including,
                                           but not limited to, all information,
                                           written or oral, including without
                                           limitation, manuals, videos, audios,
                                           and internal publications not
                                           generally known, or proprietary to
                                           Employer, about Employer's
                                           manufacturing, marketing, pricing,
                                           accounting, merchandising, and
                                           information gathering techniques and
                                           methods, and all accumulated data,
                                           listings, or similar recorded matter
                                           used or useful in Employer's
                                           Business, including but not limited
                                           to, Employer's Client lists,
                                           Employer's franchisees' Client
                                           lists, reports, business forms,
                                           advertisements, and marketing
                                           reports and presentation materials.
                                           Without regard to whether any or all
                                           of the foregoing matters would be
                                           deemed confidential, material, or
                                           important, the parties hereto
                                           stipulate that as between them, the
                                           same are important, material, and
                                           confidential and gravely affect the
                                           effective and successful conduct of
                                           the business of the Employer, and
                                           its goodwill.





EMPLOYMENT AGREEMENT                 -6-

                 B. NON-COMPETITION. Employee agrees that during his employment with Employer, Employee shall not within the Restricted Area, either through any kind of ownership (other than ownership of securities any corporation whose securities are regularly traded on any public exchange or regulated market of which Employee owns less than one percent (1 %) of any class of such corporation's outstanding securities), or as a director, officer, principal, agent, employee, employer, advisor, consultant, co-partner, or in any individual or representative capacity whatsoever, either for Employee's own benefit or for the benefit of any other person or firm, partnership, association, corporation, or other entity, without the prior written consent of Employer, participate, directly or indirectly, in a Competing Business involving any Client.

                 C. NON-INTERFERENCE. During his employment with the Employer and for a period of thirty-six (36) months after the termination of his employment, irrespective of the time, manner, or cause of his termination, Employee shall not:

                          (1) SOLICITATION. Directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner, or in any other individual or representative capacity whatsoever induce, solicit, or attempt to induce or solicit any existing Client or induce, solicit or attempt to induce or solicit any existing Client to terminate its relationship with Employer, either for Employee's own benefit or for the benefit of any other person, firm, or corporation competitive with that of the Employer.

                          (2) SOURCES. Directly or indirectly, request or advise any present or future merchandise resource, supply resource, financial resource, or service resource of the Employer or any existing Client to withdraw, curtail, or cancel the furnishing or sales of merchandise, supplies, or services to the Employer or any existing Client.

                          (3) EMPLOYEES. Directly or indirectly, induce or attempt to influence any employee of the Employer or employee of any existing Client to terminate employment with the Employer or the existing Client, as the case may be, or hire any former employee of the Employer who has resigned.

                 D. DISCLOSURE OF INFORMATION. Unless compelled to disclose information in a legal proceeding, Employee expressly covenants and agrees that he will not, during or after the termination of his employment with the Employer, irrespective of the time, manner or cause of the termination, directly or indirectly use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of, any Confidential Information, except with the written consent of or at the written request of Employer.





EMPLOYMENT AGREEMENT                 -7-

                 E. RETURN OF RECORDS. Upon termination of his employment, Employee will surrender to the Employer all lists, books, and records of or in connection with the Employer's Clients, customers, suppliers, prospective customers, or businesses and all copies thereof and all other property belonging to the Employer, whatsoever, including, without limitation, all Confidential Information. Employee shall have no right to copy or otherwise reproduce lists, books or accounts, records or other property of the Employer.

                 F.       REMEDIES.

                          (1) ENFORCEMENT OF COVENANTS. Employee agrees that a violation on his part of any Covenant in this Paragraph 6 will cause such damage to the Employer as will be irreparable and for that reason, Employee further agrees that the Employer shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation of the Covenants by Employee, his employer, employees, partners, or agents. In addition to the foregoing remedy, in the event of a violation by Employee of any Covenant in this Paragraph 6, Employee shall be liable to the Employer for actual damages. Such right to injunction and actual damages shall be cumulative and in addition to whatever other remedies the Employer may have.

                          (2) INDEPENDENT COVENANTS. Each of the Covenants contained in this Paragraph 6 shall be construed as covenants or agreements independent of any other provision of this Paragraph 6 of this Agreement and the allegation or existence of any claim or cause of action of Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the Covenants contained herein.

                          (3) INTERPRETATION. It is the intent of the parties that the provisions contained in Paragraph 6 shall, to the fullest extent permissible under law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought and that the unenforceability (or the modification necessary to conform with such law and public policy) of any part of Paragraph 6 shall not be deemed to render unenforceable any other part of Paragraph 6. Accordingly, if any part of Paragraph 6 shall be adjudicated to be invalid or unenforceable in any action or proceeding in which Employee, his heirs, executors, administrators and the Employer, its successors, or assigns, are parties, whether in its entirety or except as modified as to duration, territory, accounts, employees, or otherwise, then that part shall be deemed deleted or amended, as the case may be, from the Agreement in order to render the





EMPLOYMENT AGREEMENT                 -8-
                                  remainder of Paragraph 6 both valid and
                                  enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction.

                          (4) SURVIVAL. Notwithstanding any provision in this Agreement to the contrary, the representations of Employee contained in Paragraph 6A and the rights of the Employer hereunder relating to such representations shall not terminate upon the termination of this Agreement but shall continue to remain in full force and effect for a period of thirty-six (36) months after the termination of Employee's employment with the Employer, irrespective of the time, manner or cause of his termination.

                          (5) NOTICE REQUIRED. Employee expressly agrees to notify any prospective employer or affiliate in a Competing Business of the Covenants, and authorizes Employer to make contact with, and discuss the nature and obligations of these Covenants with, any person or affiliate reasonably believed by Employer to be engaged or about to be engaged in an act that would constitute a violation of the Covenants. Employee hereby waives and releases Employer from, any claims whatsoever arising in connection with Employer's contact or discussions with such person or affiliate.

         7. TERM. Subject to the provisions for termination as provided elsewhere herein the term of Employee's employment under this Agreement shall commence on December 1, 1996, and terminate on December 31, 2006.

         8. TERMINATION. Notwithstanding anything herein contained to the contrary (including Paragraph 7 hereof), this Agreement shall terminate upon the first to occur of any of the following events:

                 A.       DEATH.  Upon the death of Employee.

                 B. DISABILITY. Upon the final and binding determination of disability of Employee, whether by mutual agreement or in accordance with the procedures set forth in this Subparagraph 8B. For purposes of this Agreement, Employee shall be subject to a "disability" when he is unable to continue substantially all of his normal duties of employment by reason of a physical or mental impairment. In determining whether Employee is subject to a disability, Employer's determination shall be based upon the opinion of any licensed physician of the appropriate recognized field of medicine or psychiatric practice who has examined Employee and who agrees and opines that the Employee is disabled; provided, however, if Employee disagrees with such determination, then Employee and Employer shall agree upon an independent qualified physician to review the case and make a final determination of disability. If the parties cannot agree upon an independent physician to make such determination, then each party shall appoint





EMPLOYMENT AGREEMENT                 -9-
a physician and those two physicians shall select a third physician who shall then make a final and binding determination with respect to Employee's disability.

                 C. MUTUAL CONSENT. By mutual written consent of the parties.

                 D. BY EMPLOYEE. By Employee by giving 30 days' written notice of termination to Employer.

                 E. FOR "GOOD CAUSE". By Employer upon written notice for "good cause," which shall mean for purposes of this Agreement, Employee's
(i) conviction of a felony or any other criminal act which the Board considers materially damaging to the reputation of the Employer, (ii) conviction of fraud, (iii) conviction of dishonesty, self- dealing, or embezzlement, (iv) willful and intentional violation of Employer's published policies, (v) gross or intentional neglect of duty, or (vi) failure or unwillingness to perform substantially and faithfully Employee's duties hereunder (other than a failure due to Employee's disability); provided, however, in the event "good cause" relates to items (iv) through (vi) above, then Employer shall notify Employee of such cause, and, if such violation can be cured, Employee shall have 30 days from receipt of notice to cure such violation.

                 F.       DECEMBER 31, 2006.

The effective date of termination under the foregoing provisions shall be as follows:

                          (1)     PARAGRAPH 8A, the date of death.

                          (2) PARAGRAPH 8B, the date of written notice from the Employer to Employee of his "disability" termination.

                          (3) PARAGRAPH 8C, the date determined under the written mutual consent of the parties.

                          (4) PARAGRAPH 8D, the termination date as provided in Employee's written notice; provided that the Employer may accelerate the termination so that it occurs at any time during the 30-day notice period, while continuing Employee's Base Salary for the remainder of the 30-day notice period.

                          (5) PARAGRAPH 8E, the termination shall be immediate upon the delivery by Employer of written notice or the end of the cure period if cure is possible but is not effected.

                          (6)     PARAGRAPH 8F, December 31, 2006.





EMPLOYMENT AGREEMENT                 -10-

Notwithstanding the foregoing, Employer may terminate Employee's use of Employer's offices, equipment and supplies at any time after notice of termination of employment is given by Employer or Employee.

         9.      PAYMENTS UPON TERMINATION; SEVERANCE.

                 A. DEATH. In the event termination of employment is the result of death under Paragraph 8A above, Employee shall be paid his Base Salary through the end of the month in which death occurred; Employee's Annual Performance Bonus will be determined through the last day of the month preceding the month in which death occurs in accordance with the provisions of Paragraph 5B(3); and the right of Employee's representative to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 B. DISABILITY. In the event of termination of employment for disability under Paragraph 8B above, Employee shall be paid his Base Salary through the date of termination of employment; Employee's Annual Performance Bonus will be determined through the last day of the month preceding the month in which the termination of employment occurs in accordance with the provisions of Paragraph 5B(3); and the right of Employee or Employee's representative to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 C. MUTUAL CONSENT. If termination of employment is by mutual consent under Paragraph 8C above, the parties shall agree to the payments to be made, if any, to Employee upon such termination.

                 D. BY EMPLOYEE. In the event of termination of employment by Employee under Paragraph 8D, Employee shall be paid his Base Salary through the date of termination of employment. Employee's Annual Performance Bonus will be determined through the last day of the month preceding the date of termination of his employment in accordance with the provisions of Paragraph 5B(3). Employee's right to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 E. FOR GOOD CAUSE. In the event of a termination of employment for good cause under Paragraph 8E, Employee will be entitled to receive his Base Salary through the date of termination of employment. Employee will not be entitled to receive any Annual Performance Bonus or to exercise any unexercised stock options under the Stock Option Plan.

                 F. EXPIRATION OF AGREEMENT. In the event of termination of employment in connection with the termination of the Agreement under Paragraph 8F, Employee shall be paid his Base Salary and Annual Performance Bonus through December 31, 2006, and will be entitled to exercise stock options, if any, under the terms of the Stock Option Plan.





EMPLOYMENT AGREEMENT                 -11-

                 G. ADDITIONAL BENEFITS. In the event Employer terminates Employee's employment prior to the date set forth in Paragraph 8F, other than for good cause under Paragraph 8E, Employee will be entitled to receive, in addition to other amounts, if any, payable to Employee under this Agreement, a severance benefit in an amount equal to three times his Base Salary and Annual Performance Bonus paid by Employer during the twelve month period immediately preceding his termination of employment, reduced by the Base Salary and Annual Performance Bonus payments, if any, payable to Employee under other provisions of this Agreement or a result of Employee's termination of employment.

                 H.       CHANGE IN CONTROL.

                          (1) Notwithstanding anything else stated in this Paragraph 9, if (A) a Change in Control, as defined in subparagraph H(2), occurs during the term of this Agreement, and (B) if on or at any time during the two-year period immediately following a Change in Control, the Employee's employment with the Employer is terminated, either:

                                  (i)      by the Company for any reason other
                                           than the occurrence of one of the
                                           events set forth in Subparagraphs
                                           8A, 8B, 8C, 8E or 8F; or

                                  (ii) by the Employee as the result of and on or before the expiration of 60 days following: (a) a significant reduction by the Employer of
                                           Employee's job responsibilities with
                                           the Employer, or (b) a reduction by
                                           the Employer of Employee's Base
                                           Salary as in effect immediately
                                           prior to the Change in Control, or
                                           (c) because of a move of Employee's
                                           job location by more than 25 miles;

then the Employer shall pay to the Employee, within 30 days after the effective date of Employee's termination of employment, an amount equal to three times Employee's Base Salary and three times a pro rata portion of Employee's Annual Performance Bonus determined through the date of termination of employment, and the Employer shall take such actions as are lawfully permitted to have all options to purchase shares under the Stock Option Plan that are not then exercisable, become immediately exercisable. The Employer may withhold from such payment any federal, state, city, county or other taxes. If amounts paid pursuant to this paragraph 9H become subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the Employer shall pay to Employee an additional amount such that the net amount retained by Employee, after deduction of any Excise Tax on the amounts payable under this Paragraph 9H, shall be equal to the full amount payable under this Paragraph 9H with regard to the Excise Tax.

                          (2) "Change in Control" for purposes of this Paragraph means the first to occur of any of the following events:





EMPLOYMENT AGREEMENT                 -12-

                                  (A)      the effective date of any
                                           transaction or series of
                                           transactions (other than a
                                           transaction to which only the
                                           Employer and one or more of its
                                           subsidiaries are parties) pursuant
                                           to which (i) the Employer becomes a
                                           subsidiary of another corporation,
                                           or (ii) Employer is merged or
                                           consolidated with, or assets or more
                                           than 51% of the outstanding voting
                                           securities of the Employer are sold
                                           to or acquired by, another person,
                                           another corporation or another group
                                           of associated persons acting in
                                           concert; provided, however, that for
                                           purposes of this subparagraph
                                           H(2)(A), in the case of a "series of
                                           transactions" as described herein,
                                           the effective date of the final
                                           transaction shall be deemed to be
                                           the date of the final transaction
                                           upon which one of the results set
                                           forth above occurs; or

                                  (B)      the date upon which any person,
                                           corporation or group of associated
                                           persons acting in concert, excluding
                                           any persons or groups who have then
                                           been directors, officers or holders
                                           of greater than five percent of the
                                           outstanding voting securities of the
                                           Employer for a continuous period of
                                           at least five years, become a direct
                                           or indirect beneficial owner of
                                           voting securities of the Employer
                                           representing an aggregate of more
                                           than 20% of the votes then entitled
                                           to be cast at an election of the
                                           Employer's Board of Directors; or

                                  (C)      the date upon which the persons who
                                           were members of the Employer's Board
                                           of Directors, as of the effective
                                           date of this Agreement (the
                                           "Original Directors"), cease to
                                           constitute a majority of the Board
                                           of Directors; provided, however,
                                           that any new director whose
                                           nomination or selection has been
                                           approved by the affirmative vote of
                                           at least a majority of the Original
                                           Directors then in office shall also
                                           be deemed an Original Director.

Except for the foregoing payments, Employee shall not be entitled to receive any other benefits except as may be required by law.

         10. REFERENCES AND GENDER. All references to "paragraphs" or "subparagraphs" contained herein are, unless specifically indicated otherwise, references to paragraphs or subparagraphs of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The terms "herein" and "hereof" as used in this Agreement are references to this Agreement, unless the context indicates otherwise.





EMPLOYMENT AGREEMENT                 -13-

         11. CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         12. NOTICES. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective, including, without limitation, telex, or telegraphic communications, and shall be deemed to have been given on the earlier of receipt or the third day after it is enclosed in an envelope, addressed to the Employee at the address set forth for the Employee on the payroll records of the Employer and to the Employer at the address stated below or at such other address as the Employer may designate for all purposes as its corporate headquarters, properly stamped, sealed, and deposited in the United States mail. The address of Employer as of the effective date of this Agreement is as set forth on the signature page hereof.

         13. INSURANCE; MEDICAL EXAM. Employee agrees to take a physical examination to be performed by a medical doctor selected by the Employer. The cost of such exam will be borne by the Employer. During the term of this Agreement, Employee shall be required as a condition of employment to take an annual physical exam at the expense of the Employer. In addition, Employee agrees to take such physical examinations as may be required by the Employer in order for the Employer to purchase insurance on Employee's life in such amount or amounts as the Employer deems appropriate.

         14. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term, including renewals, of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15. NONASSIGNABILITY. Neither this Agreement, nor any rights or obligations of either party hereunder may be transferred or assigned except that the Employer may assign this entire Agreement to any successor to all or substantially all of the Employer's business and assets.

         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto. No modification or amendment of any of the terms, conditions, or provisions herein may be made otherwise than by written agreement signed by the parties hereto, or in any event by the parties sought to be bound hereby.

         17. LAWS GOVERNING. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.





EMPLOYMENT AGREEMENT                 -14-

         18. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and upon their successors in interest of any kind whatsoever.

         19. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, including but not limited to claims based on or arising from an alleged tort, shall at the request of any party be determined by arbitration, under the auspices and rules of the American Arbitration Association, in accordance with the Texas General Arbitration Act if applicable, otherwise in accordance with the United States Arbitration Act. Judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration. Nothing contained in this paragraph is intended to prevent a party from bringing an action in State or Federal court in Dallas County, Texas, or such other county and state in which Employer then has its principal place of business, to (i) enforce that party's right to arbitrate under this Agreement or (ii) to obtain relief by way of Specific Performance to enforce the Covenants contained in Paragraph 6 hereof. The arbitration shall be commenced by filing a demand for arbitration upon the other party or parties and the American Arbitration Association. The arbitrator shall be a person who is qualified to make decisions in legal matters. The arbitration proceeding shall be held in Dallas County, Texas. The arbitrator shall maintain the privacy of the hearings, and shall have the power to exclude witnesses, other than a party, during the testimony of any other witness. The prevailing party in the arbitration proceeding shall be entitled to reasonable attorney's fees, costs, and necessary expenses incurred in connection with such proceeding, as determined by the arbitrator.

         20. WAIVERS AND CONSENTS. One or more waivers of any covenant, term, or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of either party shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

         21. MULTIPLE COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, an agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                (The signature page is the next following page)





EMPLOYMENT AGREEMENT                 -15-

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EMPLOYEE:                                EMPLOYER:

                                         SNELLING AND SNELLING, INC.



/s/ ROBERT O. SNELLING, JR.              By: /s/ ROBERT O. SNELLING, SR.
-----------------------------               ---------------------------------
Robert O. Snelling, Jr.                     Robert O. Snelling, Sr.
                                            Chairman of the Board


ADDRESS:                                 ADDRESS:

1305 Savannah Drive                      12801 N. Central Expressway
Plano, TX  75093                         Suite 700
                                         Dallas, Texas 75243





EMPLOYMENT AGREEMENT               -16-